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Exhibit 32

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

        We, the undersigned Trevor Fetter and Timothy L. Pullen, being, respectively, the President and Chief Executive Officer and the Interim Chief Financial Officer, Executive Vice President and Chief Accounting Officer of Tenet Healthcare Corporation (the "Registrant"), do each hereby certify that (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 (the "Form 10-K"), to be filed with the Securities and Exchange Commission on March 9, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant and its subsidiaries.

Date: March 9, 2006	/s/ TREVOR FETTER Trevor Fetter President and Chief Executive Officer
Date: March 9, 2006	/s/ TIMOTHY L. PULLEN Timothy L. Pullen Interim Chief Financial Officer, Executive Vice President and Chief Accounting Officer

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code